Exhibit 99.1

NEWS FROM ARCH COAL FOR IMMEDIATE RELEASE Media: Logan Bonacorsi 314/994.2766

Hecla Mining Executive, James A. Sabala, Elected to Arch Coal’s Board of Directors

ST. LOUIS, February 26, 2015 — Arch Coal, Inc. (NYSE:ACI) today announced that James A. Sabala, 60, has been elected to its board of directors, effective immediately. Sabala will serve on the board’s audit and finance committees.

“We are very pleased to welcome Jim to our board,” said John W. Eaves, Arch’s president and CEO. “Jim is a highly respected leader in the mining sector, and brings with him tremendous financial acumen and a wealth of knowledge and expertise in corporate finance. I am confident he will be a valuable addition to the Arch board, and we look forward to his counsel as we continue to position Arch for long-term success in domestic and international coal markets.”

Sabala currently serves as the senior vice president and chief financial officer of Hecla Mining Company, a precious metal mining company headquartered in Coeur d’Alene, Idaho. Prior to joining Hecla in 2008, Sabala served as executive vice present and chief financial officer for Coeur d’ Alene Mines Corporation and vice president and chief financial officer for Stillwater Mining Company. Sabala also held various other positions with Coeur d’Alene Mines including controller, treasurer and vice president of finance. Early in his career, Sabala worked as a certified public accountant for Price Waterhouse and Company.

Sabala completed Stanford University’s Executive Education Financial Management program, a joint Stanford and London School of Business’ International Investment Management program and earned a Bachelor of Science degree in business and accounting from the University of Idaho. In addition, Mr. Sabala serves on the Advisory Board to the University of Idaho College of Business.

For a full list of directors, committee assignments and other corporate governance documents, visit Arch’s website at http://investor.archcoal.com.

U.S.-based Arch Coal, Inc. is one of the world’s top coal producers for the global steel and power generation industries, serving customers on five continents. Its network of mining complexes is the most diversified in the United States, spanning every major coal basin in the nation. The company controls more than 5 billion tons of high-quality metallurgical and thermal coal reserves, with access to all major railroads, inland waterways and a growing number of seaborne trade channels. For more information, visit www.archcoal.com.

# # #

Forward-Looking Statements:  This press release contains “forward-looking statements” — that is, statements related to future, not past, events.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature.  These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.  For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.